Exhibit 99.1

Confidential Material Omitted – To be filed separately with the Securities and Exchange Commission upon request. Double asterisks denote omissions.

Execution version

COMMERCIALIATION PARTNERSHIP AGREEMENT

This Commercialization Partnership Agreement (this “Agreement”) is entered into as of August 10, 2020 (the “Effective Date”), by and between Cellex, Inc., a North Carolina corporation, with its principal offices located at 76 TW Alexander Drive, Research Triangle Park, North Carolina 27709 (“Supplier”) and Avalon GloboCare Corp., a Delaware incorporated biotechnology company with its principal office located at 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728 (“Avalon” or “Commercialization Partner”).

Supplier and Commercialization Partner agree as follows:

1. Definitions.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

“Adverse Event” means any adverse health event to which a Product has or may have caused or contributed. The term includes those events that would be reportable to a foreign or domestic Regulatory Authority, including but not limited to alleged or actual Product malfunction, alleged or actual injury to patients or operators (even if caused by user error), alleged or actual counterfeiting, or other adverse events.

“Affiliate” means, with respect to an entity (including either Party), a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the entity. For this purpose, “control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of at least fifty percent (50%) of the voting interest, including securities, by contract or otherwise.

“Agreement” means this Distribution Services Agreement including its Exhibits as such may be amended from time to time.

“Applicable Laws” means all applicable common law, statutes, ordinances, rules, regulations or orders of any Governmental Authority, including Regulatory Laws.

“Control” of an entity means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of at least fifty percent (50%) of the voting interests, including securities, by contract or otherwise.

“CLIA” means the Clinical Laboratory Improvement Amendments of 1988, as amended, and the “Standards and Certification: Laboratory Requirements” issued by the Centers for Medicare & Medicaid Services, as amended.

“FDA” means the United States Food and Drug Administration or any successor agency having the administrative authority to grant Marketing Approval in the United States.

“Field Action” means any recall, product withdrawal, correction or removal action with respect to any Products due to safety, efficacy, quality or regulatory compliance concerns, including actions to recover title to or possession of, or to halt distribution or sale of, Products that previously have been shipped to customers.

“cGMPs” means current good manufacturing practices as specified in the Regulatory Laws of the applicable Regulatory Authority, as such Regulatory Laws are in effect at the time of manufacturing.

“Governmental Authority” means government agencies and authorities in the country in which the Products are manufactured, stored, packaged, marketed, tested, investigated or otherwise regulated, and all states or other political subdivisions thereof and commissions, officials, courts or other instrumentalities of the foregoing.

“Intellectual Property” means (i) discoveries, inventions, improvements, concepts and ideas, whether or not patentable, (ii) works of authorship fixed in a tangible medium of expression, (iii) Trademarks, (iv) trade secrets and know-how and (v) all proprietary rights relating thereto, including all applications, registrations and renewals in connection therewith.

“Label” means the display of written, printed or graphic matter either upon the immediate container of any article (i.e., on the outside container or wrapper, if any, of the retail package of the article) or that is easily legible through the outside container or wrapper.

“Manufacture” means all operations necessary or appropriate to manufacture, test, package, store, sterilize, label, release and ship a Product in accordance with industry standards, cGMPs, Applicable Laws, Marketing Approval, and the applicable Specifications.

“Marketing Approval” means, with respect to any country or jurisdiction, the act of the applicable Regulatory Authority that is necessary under applicable Regulatory Laws for the Manufacture, marketing, transfer, sale and/or Distribution of Products in that country or jurisdiction, and satisfaction of all applicable regulatory requirements. “Marketing Approval” shall include Emergency Use Authorizations (“EUA”).

“Package Inserts/Instructions for Use (IFU)” means information supplied by the manufacturer of a product that includes all the information needed for use of the Product as intended including all authorized labeling and Fact Sheets, operating instructions, warnings and/or precautions, indications, contraindications, information relative to sterilization, instructions in the event of damage to sterile packaging, cleaning, disinfection information, etc.

“Person” means any individual, group or entity, including Governmental Authorities.

“Product(s)” means the Cellex Inc. qSARS-CoV-2 IgG/IgM Rapid test Catalog number 5515C for the qualitative detection of IgM and IgG antibodies against SARS-CoV-2 in serum, plasma (EDTA or citrate), or venipuncture whole blood from individuals suspected of COVID-19 by their healthcare provider that received FDA authorization for sale in the United States on April 1, 2020, and includes subsequent revisions to that authorization.

“Regulatory Authority” means, with respect to any country or jurisdiction, any Governmental Authority involved in granting Marketing Approval or in administering Regulatory Laws in that country or jurisdiction.

“Regulatory Laws” means all Applicable Laws governing (i) the import, export, design, testing, investigation, Manufacture, sterilization, storage, distribution, marketing, promotion, transfer or sale of the Products, (ii) establishing recordkeeping or reporting obligations for Third-Party Complaints or Adverse Events, (iii) Field Actions or (iv) similar regulatory matters.

“Specifications” means Supplier’s design, functionality, performance characteristics, processing, storing, packaging, shipping, sterilizing and labeling specifications relating to the Products, (ii) any design, functionality, processing, storing, packaging, shipping, sterilizing or labeling specifications described in Supplier’s promotional literature and (iii) any specifications for processing, testing, storing, packaging, shipping, sterilizing or labeling the Products set forth in any approved or authorized application for Marketing Approval and any supplements and amendments thereto.

“Third Party” means any Person other than the Parties and their Affiliates.

“Third Party Claim” means any claim by a Third Party relating to the identity, durability, reliability, safety, efficacy or performance of the Products, including actual or suspected tampering, contamination, mislabeling or misformulation.

“Trademarks” means all trademarks, service marks, trade dress, logos and trade names, together with all translations, adaptations, derivations and combinations thereof (including all goodwill associated therewith), and all applications, registrations and renewals in connection therewith.

“United States” or “U.S.” means the United States of America, including its territories, commonwealths and possessions.

2. Products Covered by this Agreement. The products covered by this Agreement are those products manufactured by or for Supplier, that are listed on Schedule A (the “Products”), together with the parts and components necessary for the control, repair and replacement thereof, and all modifications, improvements, and developments pertaining to such Products, accessories and components. The parties may add to or delete from the product listing set forth in any or all of Schedule A, but only by a separate written communication (either in electronic or hard copy format) which has been unambiguously acknowledged and agreed-to by both parties. Additions to or deletions from products on Schedule A will not require formal amendment of this Agreement, and any separate written communications concerning such additions or deletions, as the case may be, are deemed incorporated herein by this reference. “Product Unit” means one (1) qSARS-CoV-2 IgG/IgM Rapid test, which generates one (1) test result for use with one (1) sample testing, including internal, positive, and negative controls as well as other authorized materials and ancillary reagents, which shall be provided by Supplier in sufficient quantities for each test.

3. Grant of Commercialization Partner Status.

a. Supplier hereby grants to Commercialization Partner and Commercialization Partner’s Affiliates (as defined below) the non-exclusive right to promote, market, transfer, distribute, and/or sell (collectively, “Distribute” or “Distribution”) the Products worldwide (the “Territory”), and Commercialization Partner hereby accepts such grant for the Term and on the conditions stated in this Agreement. Commercialization Partner may use third-party distributors or sub-distributors or distributor affiliates in the performance of its Product Distribution activities under this Agreement provided such distributor or sub-distributors agree to abide by the applicable terms of this Agreement, and are qualified and experienced in the distribution of medical diagnostic products and are approved in writing in advance by Supplier.

b. One or more of Commercialization Partner’s designated Distributor or Distributor Affiliates as defined below, may from time to time purchase Products under this Agreement. Supplier shall provide the Product to and invoice the Distributor Affiliate that submitted the Product order. For purposes of this Agreement, a “Distributor Affiliate” means Commercialization Partner or an entity of which Commercialization Partner, directly or indirectly through one or more intermediaries, owns more than fifty percent (50%) of the voting common equity or equivalent. A Commercialization Partner designed Distributor or Distributor Affiliate that submits a Product order under this Agreement is deemed to be “Distributor” for purposes of that Product order, entitled to enforce all rights under this Agreement as though it were the Distributor; provided, however, that a Commercialization Partner designed Distributor or Distributor Affiliate shall be responsible for any payment and performance obligations under that order. Notwithstanding anything to the contrary herein, Commercialization Partner or its designated Distributor shall be entitled to purchase Product from a Distributor Affiliate, or transfer or sell Product to a Distributor Affiliate. In Commercialization Partner’s or its designated Distributor’s sole discretion, any purchase by a Distributor Affiliate of the Supplier’s Product may be aggregated and included in the Product purchases under this Agreement in connection with any volume or purchase based discounts, service or administrative fees, or rebates offered under this Agreement.

4. Use of Trademarks. During the term of this Agreement, Commercialization Partner may (a) announce to the public that it is an authorized non-exclusive Commercialization Partner and Distributor of the Products, and (b) advertise the Products under the Trademarks that Supplier may adopt from time to time. Supplier shall provide to Commercialization Partner the Supplier’s Trademarks on disk or camera-ready art for production. Nothing herein will grant to Commercialization Partner any right, title or interest in Supplier’s Trademarks. At no time during or after the term of this Agreement will Commercialization Partner challenge or assist others to challenge Supplier’s Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Supplier. Commercialization Partner or its designated Distributor or Distributor Affiliates shall follow reasonable trademark usage guidelines communicated by Supplier. Commercialization Partner or its designated Distributor or Distributor Affiliates shall not use any other promotion or advertisement created by Commercialization Partner or its designated Distributor or Distributor Affiliates relating to the Products without the prior written consent of Supplier.

5. Term and Renewal. The term of this Agreement begins on the Effective Date and continues for an initial term of three (3) years (“Initial Term”) and successive one (1) year periods thereafter (“Renewal Term(s)”) unless and until terminated as provided hereunder. The Initial Term and any Renewal Term(s) are hereinafter collectively referred to as the “Term”.

6. Financial Terms

a. The prices for Products ordered by Distributor shall be as set forth on Schedule B (the “Prices”). However, in the event of bulk orders, or tender offers, or in case a governmental agency in the Territory desires or requires to place an order directly with Supplier, the parties shall cooperate in quoting for such bulk orders and tender offers, and in such cases, the contract or tender may be awarded directly to the Supplier in which event Supplier shall be deemed the selling party and it shall determine the final price to the customer, but it shall pay a sales commission to the Commercialization Partner or its designated Distributor or Distributor Affiliates pursuant to the terms set forth in Schedule B, and Supplier shall be responsible for the costs of shipment to the customer.

7. Forecasts; Orders

a. Supplier shall provide to Commercialization Partner or its designated Distributor or Distributor Affiliates on the first business day of each week:

(i) The number of Product Units available in Supplier’s inventory for immediate sale to customers and the location of such inventory; and

(ii) A good faith rolling weekly forecast of the Product Units Supplier expects to have available for sale to customers for the succeeding four weeks.

b. Commercialization Partner or its designated Distributor or Distributor Affiliates shall provide Supplier at least one month in advance with a good faith rolling quarterly sales forecast for the Product Units to be provided by Supplier to Commercialization Partner or its designated Distributor or Distributor Affilliates hereunder during each month in such calendar quarter.

c. Commercialization Partner of its designated Distributor or Distributor Affiliates shall initiate purchases under this Agreement by submitting written purchase orders (each, an “Order”) to Supplier. Such orders shall state unit quantities, unit descriptions, requested delivery dates, and shipping instructions. Distributor shall be entitled to specify in an Order that the Product Units to be delivered pursuant to that Order shall have been manufactured in the United States. No purchase order shall be binding upon Supplier until accepted by Supplier in writing. Supplier reserves the right to reject orders in whole or in part. Partial shipment of an order shall not constitute acceptance of the entire order. In the event that Supplier is unable to fill an accepted purchase order in accordance with the schedule set forth therein, Supplier will use commercially reasonable efforts to fill such order on an allotment basis. This Agreement shall govern all orders placed by the Commercialization Partner or its designated Distributor or Distributor Affiliates for Products and Product Units.

d. Supplier shall submit an invoice to the Commercialization Partner or its designated Distributor or Distributor Affiliates upon shipment of Products to the Commercialization Partner or its customers. The invoice shall state the amount to be paid by the Commercialization Partner or its designated Distributor or Distributor Affiliates for all Products in such shipment. Commercialization Partner or its designated Distributor or Distributor Affiliates will pay for such Orders within thirty (30) days after receipt of invoice.

e. Products sold to Commercialization Partner or its designated Distributor or Distributor Affiliates shall be packaged in Supplier’s standard containers, or, at the Distributor’s expense, in accordance with instructions provided by the Distributor, and shall be shipped to such address(es) as are specified in the Order.

f. Distributor shall have thirty (30) days (the “Inspection Period”) following its (or a customer’s) receipt of each shipment to inspect and test the Products. If Commercialization Partner or its designated Distributor or Distributor Affiliates determine any unit of Products to be defective, the Commercialization partner or its designated Distributor or Distributor Affiliates shall promptly notify Supplier of such defects. Products determined to be defective by Supplier may be returned to Supplier at Supplier’s expense for retest, evaluation and examination. Supplier will inspect all Products returned and will replace defective Products except where the defect is due to misuse, neglect, alteration or improper storage by Commercialization Partner or its designated Distributor or Distributor Affiliates. Prior to returning any Product, Commercialization Partner or its designated Distributor or Distributor Affiliates must obtain a written return authorization from Supplier.

g. Commercialization Partner or its designated Distributor or Distributor Affiliates will provide to Supplier a sales tracking report on a monthly basis.

h. Commercialization Partner or its designated Distributor or Distributor Affiliates will provide a Chargeback/Rebate report on a monthly basis or as determined by Distributor in its sole discretion.

i. Commercialization Partner or its designated Distributor or Distributor Affiliates will maintain complete and accurate records for such periods as may be required by applicable law, of all the Products sold by it.

8. Supplier’s Duties

a. Supplier shall promptly ship Products to Commercialization partner or its designated Distributor or Distributor Affiliates. For clarity, this means that the Products will be shipped by Supplier FOB Supplier’s facility to one or more locations in U.S. (each, a “Destination Point”). Commercialization Partner or its designated Distributor or Distributor Affiliates shall be responsible for paying all freight costs for shipment of Products, including for shipments from that Destination Point to customers. Upon prior request by Commercialization Partner or its designated Distributor or Distributor Affiliates, Supplier will ship directly to Commercialization Partner’s or its designated Distributor’s or Distributor Affiliates’ customers. Title to and risk of loss of Products shall pass to Commercialization Partner or its designated Distributor or Distributor Affiliates at the time of delivery to a Destination Point. Supplier will prepay the costs of shipments by Supplier and Supplier will add the freight costs to the invoice.

b. Supplier shall bear all costs associated with label printing, labeling, and packaging of the Products, except that if such material must be translated into local languages (non-English) for sale within the Territory the cost of such translation shall be paid by Commercialization Partner or its designated Distributor or Distributor Affiliates.

c. Supplier shall: (i) send invoices to Commercialization Partner or its designated Distributor or Distributor Affiliates no later than fifteen (15) days following the date of Product shipment or the date a given claim arose; and (ii) notify Commercialization Partner or its designated Distributor or Distributor Affiliates in writing within ninety (90) days of the date of Supplier’s invoice if it disputes the amount Distributor paid on such invoice. Supplier shall notify Commercialization Partner or its designated Distributor or Distributor Affiliates and all appropriate federal, state and local authorities within 24 hours of becoming aware of any Third Party Complaints or Field Actions regarding the Products which are required to be so reported.

d. If any Governmental Authority mandates a recall or other Field Action in connection with the Products, or if Supplier determines that an event, incident or circumstance has occurred which may require a recall or market withdrawal, or other Field Action, Supplier shall promptly, (and normally within 24 hours from becoming aware of such event, incident or circumstance), advise Commercialization Partner or its designated Distributor or Distributor Affiliates of the circumstances by telephone or facsimile. Supplier shall have the right to control the arrangement of any Product recall, and Commercialization Partner or its designated Distributor or Distributor Affiliates shall cooperate in the event of a Product recall with respect to the reshipment, storage or disposal of recalled Products, the preparation and maintenance of relevant records and reports, and notification to any recipients or end users. Supplier shall pay all reasonable expenses incurred by Distributor of such a recall or other Field Action, including the costs of disposing of or destroying Products. Commercialization Partner or its designated Distributor or Distributor Affiliates, shall promptly refer to Supplier for exclusive response to, and indemnification of Commercialization Partner or its designated Distributor or Distributor Affiliates against, all costs associated with, all Third Party Claims involving the health, safety, quality, composition or packaging of the Products, and shall notify Supplier of any Third Party Claims regarding the Products about which Commercialization Partner or its designated Distributor or Distributor Affiliates become aware. Supplier shall not be responsible for any indemnification to the extent that the Third Party Claim arises from the negligence or willful misconduct of Supplier.

e. Supplier shall provide Commercialization Partner or its designated Distributor or Distributor Affiliates, free of charge, a reasonable amount of Supplier-owned product images, product videos, product labeling (including, but not limited to authorized labeling enumerated in the applicable Marketing Approval), product titles, product descriptions, product claims, product specifications and/or attributes (collectively, the “Content”) in the requested format, if reasonably practical to do so, within thirty (30) days such written request. Supplier authorizes and grants Commercialization Partner or its designated Distributor or Distributor Affiliates a non-exclusive license to use such Content for purposes as contemplated under this Agreement.

f. While on Commercialization Partner’s or its designated Distributor’s or Distributor Affiliates’ premises, Supplier, its agents, employees, subcontractors, or assigns: (i) shall comply with Commercialization Partner’s or its designated Distributor’s or Distributor Affiliates’ then current policies with respect to conduct of visitors provided copies of such policies have been delivered in advance; (ii) shall display a Commercialization Partner or its designated Distributor or Distributor Affiliates issued identification badge and act in a professional manner at all times; and (iii) shall enter only those portions of the premises as approved by Commercialization Partner or its designated Distributor or Distributor Affiliates.

g. If there is any material change to the Product Label, Specifications, or Package Inserts/Instructions for Use, Supplier shall inform Commercialization Partner or its designated Distributor or Distributor Affiliates within seven (7) days of the date of any such change.

h. Supplier shall maintain, from the Effective Date through the fifth anniversary of the expiration date of the Term, a policy of insurance for product liability claims. Such policy shall (i) have a per occurrence limit of at least $1,000,000 and an annual aggregate limit of at least $5,000,000, (ii) name Distributor and Distributor Affiliates as additional insureds, and (iii) provide for at least thirty (30) days’ advance written notice to Commercialization Partner or its designated Distributor or Distributor Affiliates of cancellation or material change in coverage. Supplier shall provide evidence of such coverage to Commercialization Partner or its designated Distributor or Distributor Affiliates promptly following execution of this Agreement and annually thereafter.

i. In the event that any Product fails to comply with the provisions of this Agreement, Supplier will, at Supplier’s option, either (a) deliver to Commercialization Partner or its designated Distributor or Distributor Affiliates, within thirty (30) business days of Distributor’s request, and at no charge to Commercialization Partner or its designated Distributor or Distributor Affiliates, replacement Products that conform to the requirements of this Agreement; or (b) refund to Commercialization Partner or its designated Distributor or Distributor Affiliates the price paid by Commercialization Partner or its designated Distributor or Distributor Affiliates for such non-compliant Products.

9. Supplier Representations and Warranties: Supplier represents and warrants to Commercialization Partner or its designated Distributor or Distributor Affiliates that:

a. Supplier is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

b. There exist no agreements, assignments, licenses, liens or encumbrances of any kind to which Supplier is a party that are either inconsistent with the provisions of this Agreement or would prohibit or affect Supplier’s ability to perform its obligations hereunder.

c. This Agreement has been duly executed and delivered by Supplier and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally.

d. The execution, delivery and performance by Supplier of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not(i) violate any Applicable Laws; (ii) conflict with, or result in the breach of any provision of, its certificate or articles of incorporation, bylaws or equivalent organizational documents; (iii) result in the creation of any lien or encumbrance of any nature upon any property being transferred or licensed by it pursuant to this Agreement or (iv) violate, conflict with, result in the breach or termination of, or constitute a default under (or event which, with notice, lapse of time or both, would constitute a default under), any permit, contract or agreement to which it is a party or by which any of its properties or businesses are bound.

e. Supplier has received Marketing Approval to sell Products in the United States and complies with the terms and conditions of the applicable Marketing Approval, including but not limited to compliance with the following FDA good manufacturing practices: Acceptance Activities (21 CFR 820.20 and 820.86), Nonconforming Product (21 CFR 820.90), Statistical Techniques 21 CFR 820.250), and lot release procedures that assure tests released for distribution have the clinical and analytical performance claimed in the authorized labeling. To the extent Marketing Approval has not yet been received for any other country where Commercialization Partner or its designated Distributor or Distributor Affiliates intends to sell the Products, Commercialization Partner or its designated Distributor or Distributor Affiliates shall be responsible for submitting required applications for such Marketing Approval, and Supplier shall assist Commercialization Partner or its designated Distributor or Distributor Affiliates in seeking approval of such application by providing such information, Product, records and other supporting materials as are reasonably necessary and available to obtain the Marketing Approval. To the extent allowed under Applicable Laws in such other countries, Supplier shall apply for such Marketing Approval to be issued in the name of Supplier. Upon expiration or termination of this Agreement, such Marketing Approval shall, if not done so beforehand, be transferred to Supplier, without any cost or expense to be paid by Supplier to Commercialization Partner or its designated Distributor or Distributor Affiliates in consideration of the assignment of the Marketing Approval.

f. To the extent necessary under Applicable Laws, or as necessary to enable the effective representation of Supplier and the sale of the Products, Supplier will notify FDA of each authorized distributor(s) of the Products, including the name, address, and phone numbers of any existing authorized distributor(s) and Supplier will notify FDA within three (3) days of the effective Date that Commercialization Partner is an authorized distributor of the Products.

g. Supplier, as necessary, shall, and shall cause its authorized distributors, to inform authorized laboratories and relevant public health authorities of existence of the EUA for the Products, including the terms and conditions of the EUA and any updates made to the Products, the authorized labeling and authorized Fact Sheets for the Products.

h. Other than as set forth in this Agreement and the EUA, no authorization, consent or approval of, or notice to or filing with, any Governmental Authority is required for the execution, delivery and performance by Supplier of this Agreement.

i. Supplier shall be the manufacturer or authorized distributor of the Products supplied to Commercialization Partner or its designated Distributor or Distributor Affiliates under this Agreement, provided, however, Supplier may use contract manufacturer(s) for part of the production under quality agreements. In the event that V agrees to purchase any Products manufactured outside the United States, Supplier or contract manufacturers shall serve as the importers of the Products into the country of destination and Commercialization Partner or its designated Distributor or Distributor Affiliates shall only acquire title to Products following the importation thereof.

j. Supplier shall comply at its own expense with all Applicable Laws in the Territory relating to the manufacturing, sale, distribution and promotion of the Products.

k. Supplier will ensure that Labels and Package Inserts/IFU of the Products contain all warnings and instructions regarding the safe use, transportation and storage of the Products as may be required in the Territory pursuant to the Marketing Approval. Supplier is and shall continue to be fully informed about any specific requirements in that respect and any changes thereto in the Territory and shall communicate to Distributor, within three (3) days of Supplier’s receipt of notice thereof, any subsequent amendments, supplements or changes to the Marketing Approval or Territory requirements that impact the Product or its marketing, sale, promotion, or distribution; provided, however, any failure of Supplier to do so shall not relieve Commercialization Partner or its designated Distributor or Distributor Affiliates of its own duty to be informed of such requirements.

l. To the best of Supplier’s knowledge, neither the Products nor any method used to design, manufacture, produce, sell or distribute the Products, or any portion or component thereof, infringes on the Intellectual Property rights of any Third Party.

m. Neither Supplier nor any of its employees has been: (i) convicted of a criminal offense related to health care; or (ii) excluded, debarred, or otherwise ineligible for participation in a U.S. “Federal health care program” as defined in 42 U.S.C. §1320a-7b(f) (or any applicable successor statutory section).

10. Commercialization Partner Representations and Warranties. Commercialization Partner represents and warrants to Supplier that:

a. Distributor is a C-Corp. and NASDAZ listed public company (NASDAZ: AVCO) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to own, lease and operate its assets and to conduct the business now being conducted by it. Commercialization Partner has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

b. The execution, delivery and performance by Commercialization Partner of this Agreement and the consummation by Commercialization Partner of the transactions contemplated hereby have been duly authorized and approved by all necessary limited liability company action on its part. This Agreement has been duly executed and delivered by Commercialization Partner and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally.

c. The execution, delivery and performance by Commercialization Partner of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not: (i) violate any Applicable Laws; (ii) conflict with, or result in the breach of any provision of, its articles of organization or operating agreement; (iii) result in the creation of any lien or encumbrance of any nature upon any property being transferred or licensed by it pursuant to this Agreement or (iv) violate, conflict with, result in the breach or termination of, or constitute a default under (or event which, with notice, lapse of time or both, would constitute a default under), any permit, contract or agreement to which it is a party or by which any of its properties or businesses are bound.

d. Commercialization Partner shall inform authorized laboratories and relevant public health authorities of the existence of the EUA for the Products, including the terms and conditions of the EUA, and any updates made to the Products, authorized labeling and authorized Fact Sheets for the Products..

e. Other than as set forth in this Agreement and the EUA, no authorization, consent or approval of, or notice to or filing with, any Governmental Authority is required for the execution, delivery and performance by Commercialization Partner of this Agreement.

f. Commercialization Partner or its designated Distributor or Distributor Affiliates shall market, distribute, promote and/or sell Product as received from Supplier, with label, labeling, and packaging intact, and shall not modify or change the Products or Product Label, Package Inserts/IFU in any way without the express prior written consent of Supplier. Commercialization Partner or its designated Distributor or Distributor Affiliates is and shall be experienced and qualified in the marketing, sale, distribution, promotion and sale of diagnostic products in the Territory similar to the Products and has personnel in its employ who are well qualified in such respects and will use such personnel in such efforts on behalf of Supplier.

g. Commercialization Partner shall comply at its own expense with all Applicable Laws in the Territory relating to its marketing, sale, distribution and promotion of the Products, including but not limited to (i) following the terms and conditions applicable to

Commercialization Partner or its designated Distributor or Distributor Affiliates as enumerated in the applicable Marketing Approval, including but not limited to the label, labeling, Package Insert/IFU, and printed matter, advertising, and promotion requirements enumerated by FDA in the EUA for domestic sale of Products and any supplements or amendments thereto, (ii) making the Products available only to authorized laboratories certified under CLIA to perform moderate and high complexity tests, as consistent with the applicable Marketing Approval, (iii) maintaining records of authorized entities to which it distributes the Product and the number of Products that are distributed, (iv) collecting information on the performance of the Product and reporting to Supplier any suspected occurrence of false positive and false negative results and significant deviations from established performance characteristics of the Products of which Commercialization Partner or its designated Distributor or Distributor Affiliates becomes aware, (v) maintaining records associated with the Marketing Approval until otherwise notified and making such records available to the Regulatory Authority for inspection upon request, and (vi) requiring that all authorized laboratories (and other entities that may be authorized in the future) that purchase Supplier’s Products from Commercialization Partner agree to follow the terms of the applicable Marketing Approval, including but not limited to maintaining records associated with the Marketing Approval until otherwise notified and making such records available to the Regulatory Authority for inspection upon request..

h. Neither Commercialization Partner nor any of its employees has been: (i) convicted of a criminal offense related to health care; or (ii) excluded, debarred, or otherwise ineligible for participation in a U.S. “Federal health care program” as defined in 42 U.S.C. §1320a-7b(f) (or any applicable successor statutory section). Further, neither Commercialization Partner or its designated Distributor or Distributor Affiliates has engaged in, and shall not engage in any conduct, that would violate the Foreign Corrupt Practices Act, and shall certify to such fact upon written request of Supplier on a periodic basis.

i. Commercialization Partner or its designated Distributor or Distributor Affiliates shall maintain, from the Effective Date through the fifth anniversary of the expiration date of the Term, a policy of insurance covering claims arising from Commercialization Partner’s or its designated Distributor’s or Distributor Affiliate’s breach of its duties hereunder, and its negligence and wrongful acts or omissions in connection with this Agreement. Such policy shall (i) have a per occurrence limit of at least $1,000,000 and an annual aggregate limit of at least $5,000,000, (ii) name Supplier and Supplier Affiliates as additional insureds, and (iii) provide for at least thirty (30) days’ advance written notice to Supplier of cancellation or material change in coverage. Commercialization Partner or its designated Distributor or Distributor Affiliates shall provide evidence of such coverage to Supplier and Supplier Affiliates promptly following execution of this Agreement and annually thereafter.

j. Commercialization Partner or its designated Distributor or Distributor Affiliates shall comply with all Applicable Laws relating to the import and export of Product in the Territory, including obtaining all licenses and/or permits required by any government authority in connection therewith.

11. Termination.

a. Termination for Convenience. At any time during the Term, Commercialization Partner may terminate this Agreement, without cause, upon ninety (90) days written notice to the Supplier. Supplier may terminate this Agreement, effective as of the end of the Initial Term or a Renewal Term, by providing written notice to Commercialization Partner at least ninety (90) days prior to the end of the current Term. A termination pursuant to this Section is hereinafter referred to as a “Termination Without Cause.”

b. Termination for Cause. Either party may terminate this Agreement at any time immediately upon written notice to the other if the other party fails to cure any material breach of the provisions of this Agreement within thirty (30) days after written notice of such breach. Failure of Commercialization Partner or its designated Distributor or Distributor Affiliates to make payment when due, if such failure is not cured within seven (7) business days following Supplier’s written notice to Commercialization Partner or its designated Distributor or Distributor Affiliates that a payment is past due, shall be a material breach of this Agreement. Either party may terminate this Agreement upon the occurrence of any act of bankruptcy or insolvency by the other party, an appointment of receiver by a court of competent jurisdiction against the other party, an assignment for the benefit of the creditors, or institution of liquidation proceedings by or against the other party. Further, Commercialization Partner may terminate this Agreement immediately upon written notice to Supplier without further obligation or liability thereto if any Product (or any portion or component thereof), or if any process used to design, manufacture, produce, sell or distribute any Product (or any portion or component thereof) is alleged to infringe any intellectual property right of any third party. Either party may also terminate this Agreement immediately in the event of a product recall or other Field Action affecting any Product supplied hereunder, or any portion or component thereof that is caused by the other party; however, any such termination will not relieve the party responsible for such recall or Field Action of its indemnification and other obligations as set forth herein.

12. Procedures on Termination. On the termination or expiration of this Agreement by Supplier, for whatever reason, Supplier shall continue to honor Commercialization Partner’s or its designated Distributor’s or Distributor Affiliates’ orders for Products up to the effective date of termination or expiration and for a period of ninety (90) days thereafter in order to fill any then pending obligation to customers, and Commercialization Partner or its designated Distributor or Distributor Affiliates shall pay for such Products on the terms and conditions of this Agreement. Notwithstanding the foregoing, the parties acknowledge that the Marketing Approval in the United States is currently limited to the duration of the public health emergency or until the EUA is revoked, whichever occurs sooner. If the EUA is revoked, the public emergency is declared over, or Marketing Approval is discontinued or revoked for any reason, Commercialization Partner or its designated Distributor or Distributor Affiliates shall have the rights either to (i) return to Supplier unsold Products previously ordered by Commercialization Partner or its designated Distributor or Distributor Affiliates or (ii) to destroy unsold Products previously ordered and, in either case, Supplier shall refund to Commercialization Partner or its designated Distributor or Distributor Affiliates the dollar amount invoiced by Supplier for such returned or destroyed Products and shall pay Commercialization Partner’s or its designated Distributor’s or Distributor Affiliates’ out-of-pocket costs incurred in connection with the destruction or return of the Products.

13. Confidential Information.

a. Each party acknowledges and agrees that pursuant to this Agreement valuable information of a confidential nature, which includes but is not limited to the terms of this Agreement (including any amendments), marketing, sales and new Product development information (collectively “Information”) may be disclosed by one party (the “Discloser”) to the other (the “Recipient”); that such Information will be retained by the Recipient in confidence; and that the Recipient shall not, either during the Term or after its termination, disclose to any third party (other than on a confidential basis to its affiliates and contractors) or cause anyone else to disclose such Information to any third party. Supplier further acknowledges and agrees that it shall not disclose or cause anyone else to disclose any Information (specifically including but not limited to the terms of this Agreement and any amendments) to any sales representative of Commercialization Partner.

b. Notwithstanding anything in the foregoing, the above restrictions on disclosure shall apply only to Information that is (i) disclosed in writing and identified in writing at the time of disclosure as “confidential”, (ii) disclosed orally and identified at the time of disclosure as “confidential” and confirmed to be confidential in writing within thirty (30) days after the date of disclosure, or (iii) sales and rebate information submitted to Supplier by Commercialization Partner, which shall be considered Commercialization Partner’s confidential information for purposes of this Agreement.

c. Notwithstanding anything in the foregoing, the above restrictions on disclosure shall not apply to: (i) ) Information that was in the public domain at the time it was disclosed or has entered the public domain through no fault of the Recipient; (ii) Information which the Recipient can show by written evidence was known to it at the time of receipt thereof from the Discloser; (iii) Information which is subsequently obtained from third party sources other than the Discloser who are not bound by confidentiality terms relating to such Information; or (iv) disclosure of Information required pursuant to a court order or administrative proceeding, if the Recipient promptly notifies the Discloser of the need for any such disclosure and gives the Discloser a reasonable time to oppose such process.

d. The above restrictions shall apply during the Term and for a period of five (5) years thereafter.

14. Compliance with Laws.

a. Each Party shall at all times and at its sole expense strictly comply with all Applicable Laws and maintain in full force and effect all licenses, permits, approvals, authorizations, registrations and qualifications necessary to perform its obligations under this Agreement.

b. Each party shall notify the other immediately in writing should such party become aware of any defect or condition which may render any of the Products in violation of the Food, Drug and Cosmetic Act, any EUA, or the violation of any other Applicable Law, or US export laws and the Foreign Corrupt Practices Act..

15. Product Warranty. The warranty period for Product Units shall be one (1) year (or such shorter period as expressly stated in the Product warranty or Labeling materials or the Package Insert) from the date of sale of such Product Units to Distributor (the “Warranty Period”). Supplier warrants to Commercialization Partner or its designated Distributor or Distributor Affiliates that during the Warranty Period the Product Units will be free from material defects in materials and workmanship and will substantially conform to Supplier’s written Specifications applicable to the Product Units as such Specifications exist on the date of shipment. All other warranties, express or implied, are expressly disclaimed, including any warranties of merchantability and suitability for a particular purpose.

16. Indemnification.

a. Indemnification by Supplier. Supplier agrees to indemnify and defend Commercialization Partner, its Affiliates and their respective directors, managers, officers, employees, representatives and agents (the “Commercialization Partner Indemnitees”) against any and all Third Party Claims and hold the Distributor Indemnitees harmless from and against any and all damages, losses, liabilities, claims, charges, actions, suits, proceedings, and costs and expenses (collectively “Losses”) arising out of, resulting from the breach of any Product warranty; (ii) any negligent act or omission, or any intentional wrongful act or omission by Supplier or any of its respective Subsidiaries, officers, employees, directors, managers, representatives or agents; (iii) any claim, advertising, marketing, promotion or representation made, provided, disseminated or distributed by Supplier or by any agent or representative of Supplier regarding the Products; (iv) the breach or failure of any representation or warranty made by Supplier contained in this Agreement to be true or correct; (v) any claim that the authorized use by any Commercialization Partner Indemnitee of any of Supplier’s Trademarks pursuant to this Agreement infringes the trademark, trade dress or trade name of another Person; and (vi) any claim that any Products or packaging for any Products furnished by Supplier infringes any patent, trade secret or other Intellectual Property right of any third party. The foregoing duty of indemnity and defense shall apply only to the extent that the Losses for which indemnity is sought do not arise from the negligent or wrongful intentional acts or omissions of the Commercialization Partner Indemnitees

b. Indemnification by Commercialization Partner. Commercialization Partner agrees to indemnify and defend Supplier, its Affiliates and their respective directors, managers, officers, employees, representatives and agents (the “Supplier Indemnitees”) against any and all Third Party Claims and hold the Supplier Indemnitees harmless from and against any and all Losses arising out of, resulting from or otherwise connected with or attributable to (i) any willfully negligent act, misfeasance or nonfeasance by Commercialization Partner or any of its respective Affiliates, officers, employees, directors, managers, representatives or agents; (ii) the breach or failure of any representation or warranty made by Commercialization Partners contained in this Agreement to be true or correct; and (iii) any claim, advertising, marketing, promotion or representation made, provided, disseminated or distributed by Commercialization Partner regarding Products that has not been approved by Supplier. The foregoing duty of indemnity and defense shall apply only to the extent that the Losses for which indemnity is sought do not arise from the negligent or wrongful intentional acts or omissions of the Supplier Indemnitees.

c. Notwithstanding anything contained herein to the contrary, in no event shall either party be liable for payment to the other party of indirect or consequential damages of any kind.

d. The party requesting indemnity (the “requesting party’) shall give to the other party (the “indemnitor) prompt notice of the Third Party Claim for which indemnity is sought. Until such time as the indemnitor agrees in writing to indemnify the requesting party, the requesting party will have the right to direct, through counsel of its choosing, the defense of any matter the subject of such indemnification claim. At such time as the indemnitor agrees in writing to indemnify the requesting party against Losses that may result from such matter, the indemnitor shall have the right to direct, through counsel of its own choosing, the defense or settlement of any matter the subject of indemnification hereunder at its expense. The requesting party may thereafter retain its own counsel to participate in the defense of the matter, at its own expense. The requesting party shall provide the indemnitor with reasonable and relevant access to its records and personnel relating to any such matter during normal business hours and shall otherwise cooperate with the indemnitor in the defense or settlement of any such matter, and the indemnitor shall reimburse the requesting party for all its reasonable out-of-pocket expenses in connection with such matte (other than for its separate legal counsel). No settlement in respect of any Third Party Claim may be effected by the indemnitor without the requesting party’s prior written approval. If the indemnitor shall fail to undertake any such defense, the requesting party shall have the right to undertake the defense or settlement thereof at the indemnitor’s expense, provided

17. General Legal Terms.

a. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been received upon receipt if forwarded by personal delivery, certified mail, or email (receipt confirmed) properly addressed to the respective parties as set forth below until notice of a different address is supplied in accordance with this Section

If to Supplier: 76 TW Alexander Drive,

PO Box 12808 (for service by postal mail)

Research Triangle Park, North Carolina, 27709

Attn: X. James Li

Email: _lix@cellexinc.com

If to Commercialization Partner: Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, New Jersey 07728

Attn: David Jin

b. Entire Agreement. This Agreement, together with the exhibits, schedules, attachments and addendums hereto, which are incorporated herein by reference, constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement, there being no prior written or oral promises or representations not incor-porated herein with respect to such matters. In the event of a conflict between the terms in any exhibit, schedule, attachment or addendum hereto, the terms set forth in the body of this Agreement shall control. Without limiting the foregoing, the parties agree that the provisions of Section 2-306(2) of the Uniform Commercial Code shall not apply to the obligations of either party under this Agreement and no marketing or sales obligations shall be implied other than those expressly set forth herein.

c. Amendments. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized employee of the party to be bound.

d. Waiver of Punitive Damages and Jury Trial. Both parties irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either of them arising out of this Agreement. Supplier and Commercialization Partner waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the other and agree that, in the event of a disputed between them regarding this Agreement, the party making the claim will be limited to equitable relief and to recovery of any actual damages it sustains.

e. Publicity. The parties agree that any press release or other public announcement regarding this Agreement shall be subject to mutual agreement, not to be unreasonably withheld or delayed, except that if required under Applicable Law or by any Governmental Authority, the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public announcement prior to issuing the press release or making the public announcement. Supplier agrees that it will not make any announcement to any of Commercialization Partner’s sales representatives regarding this Agreement or any terms hereof (including any amendments).

f. Independent Contractors. Each Party is an independent contractor and is not an agent, employee or partner of, and has no authority to bind, the other Party by contract or otherwise. Notwithstanding any language in this Agreement to the contrary, the Parties intend that their relationship will be only as set forth in this Agreement. Neither Party nor any employee, agent, officer, or independent contractor of or retained by either Party shall be considered an agent, employee or co-joint venturer of the other Party for any purpose or entitled to any of the benefits that the other Party provides for any of the other Party’s employees. Furthermore, each Party acknowledges that it shall be responsible for all federal, state and local taxes for it and its employees and reports relative to fees under this Agreement and each Party will indemnify and hold the other Party harmless from any failure to file necessary reports or pay such taxes.

g. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and no such prohibition or unenforceability in any jurisdiction will invalidate such provision in any other jurisdiction.

h. Force Majeure. Neither Party shall be liable for any delays in delivery or failure to perform or other loss due directly or indirectly to causes beyond such Party’s reasonable control (each, individually, a “Force Majeure Event”) including, without limitation: (a) acts of God, act (including failure to act) of any Governmental Entity (de jure or de facto), wars (declared or undeclared), governmental priorities, port congestion, riots, revolutions, strikes or other labor disputes, fires, floods, sabotage, nuclear incidents, earthquakes, storms, pandemics, epidemics; or (b) inability to timely obtain either necessary and proper labor, materials, ingredients, components, facilities, production facilities, energy, fuel, transportation, governmental authorizations or instructions, material or information. If either party cannot perform or is delayed in performing any of its obligations because of any Force Majeure Event, then the non-performing Party shall: (i) immediately notify the other Party in writing; (ii) endeavor to continue to perform its obligations under this Agreement so far as reasonably practical; (iii) promptly, at its sole expense, take reasonable steps to resume performance as soon as possible; and (iii) not be considered in breach during the duration of the Force Majeure Event. Notwithstanding the foregoing, a Force Majeure Event shall not relieve a party owing a payment to the other party from the duty to make the payment when due and shall not prevent the party to whom such payment is owed from exercising its rights under this Agreement relating to the failure make such payment when due. If a Force Majeure Event continues for more than thirty (30) days, either party may terminate this Agreement upon written notice to the other party.

i. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns, provided, however, that Commercialization Partner shall not have the right to assign any interest in this Agreement without the prior written authorization of Supplier.

j. Counterparts. This Agreement may be executed in one or more counterparts and delivered by facsimile or electronic mail, each with original signature visible, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

k. No Waiver, Cumulative Remedies. No failure or delay on the part of either party in exercising any right, power or remedy hereunder shall operate as a waiver thereof;

nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by the party giving such waiver.

l. Governing Law and Venue. This Agreement shall be governed by the laws of the State of North Carolina, applicable to contracts made and to be performed in that state without regard to its principles or rules on conflicts of laws. The Parties submit to jurisdiction and venue in the state and federal courts located in North Carolina.

m. Mutual Understanding. The Products listed in Schedule A are for use in the ongoing coronavirus (SARS-CoV-2 or otherwise known as COVID-19) pandemic and thus involve the public health interest. Under current conditions, it is expected that production, shipping and distribution may encounter unexpected deviations from plan. Both parties agree to exercise reasonably cooperate with each other with a mutual goal to deliver the Products to customers as quickly as possible in a manner that is consistent with requirements of Applicable Laws and with the spirit of this Agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties have by their duly authorized representatives executed this Agreement as of the Effective Date.

Cellex, Inc.		Avalon GloboCare Corp.

By:	/s/ X. James Li	By:	/s/David Jin

Print Name: X. James Li		Print Name: David Jin
Title: CEO		Title: CEO
Date: August 10, 2020		Date: August 10, 2020

SCHEDULE A

PRODUCTS

1) qSARS-COV-2 IgG/IgM Rapid Test Kit; Catalog number 5515C

2) Kit Control

Detailed information is available in the package insert for the product.

SCHEDULE B

PRICING

1. Pricing for Commercialization Partner or its designated Distributor or Distributor Affiliates Purchases of Products from Supplier.

The price for Commercialization Partner or its designated Distributor or Distributor Affiliates purchases of test kits from Supplier during the first 12 months of the Term shall be $[**] per Product Unit. The price for Distributor’s purchases of each set of controls from Supplier during the first 12 months of the Term shall be $[**] per set of controls, plus shipping costs. Supplier shall not be required to pay Commercialization Partner or its designated Distributor or Distributor Affiliates a commission on such purchases.

2. Commission Rate and Structure on Bulk Sales and Tender Offers

Commercialization Partner or its designated Distributor or Distributor Affiliates shall earn a [**]% commission on Bulk Orders that it generates for Supplier and that successfully transact at prices up to and including $[**] per Product Unit. Commercialization Partner or its designated Distributor or Distributor Affiliates shall earn an additional commission of [**]% of the excess over $[**] per Product Unit of the sale price on such Bulk Orders. For purposes of this Agreement, “Bulk Orders” shall mean (a) orders for large volumes of Product Units from a single customer where the Commercialization Partner or its designated Distributor or Distributor Affiliates requests Supplier to participate in the sale, and (b) proposed sales of large volumes to governmental health agencies where the agency requires or requests that Supplier submit or work with Commercialization Partner or its designated Distributor or Distributor Affiliates to submit a proposal in connection with a tender offer. In such cases, Commercialization Partner and Supplier shall work together jointly to prepare the proposal for a Bulk Order, including special pricing by Supplier to the customer, which shall be submitted by Supplier or by Commercialization Partner or its designated Distributor or Distributor Affiliates on behalf of Supplier. Upon the successful award of such purchase orders or tenders Commercialization Partner or its designated Distributor or Distributor Affiliates and Supplier shall cooperate to provide the Products and services required by the agency. In connection with Bulk Orders Supplier shall provide the Products to the purchaser through Commercialization Partner or its designated Distributor or Distributor Affiliates, but Commercialization Partner or its designated Distributor or Distributor Affiliates shall not be required to purchase the Products from Supplier. Supplier shall be responsible for the costs of freight and delivery of the Products, and the invoice for the Products shall be in the name of or on behalf of Supplier. Instead of purchasing the Product for resale to the government agency, Commercialization Partner or its designated Distributor or Distributor Affiliates shall be paid the commission by Supplier on the payments received by Supplier, net of any freight and delivery charges paid by Supplier and not paid or reimbursed by customers.

3. Price Changes:

a. Supplier shall give Commercialization Partner or its designated Distributor or Distributor Affiliates frequent guidance on bulk order pricing based on geographic locations of customers and quantities being considered for sale.

b. Supplier shall be entitled to change prices annually on each anniversary of the Effective Date.

c. Supplier shall provide Products to Commercialization Partner or its designated Distributor or Distributor Affiliates at prices no less favorable than the prices Supplier offers to Supplier’s other distributors and customers during the Term provided the sales are subject to the same or similar terms and conditions, including the same or similar time frames.

4. Sales Process for Bulk Orders

A binding Purchase Order (PO) shall be issued from the customer via Commercialization Partner or its designated Distributor or Distributor Affiliates to Supplier at least 30 days in advance of delivery. A Bulk Order that equals or exceeds guidance on bulk order pricing provided by Supplier will automatically advance to due diligence and subsequent negotiations of terms for a sales and purchase agreement between customer and Supplier, as set forth above in connection with Bulk Orders. A Bulk Order request below guidance on bulk order pricing provided by Supplier shall require Supplier acceptance before advancing to due diligence and subsequent negotiations of terms for a sales and purchase agreement between customer and Supplier. Deposit, if required, shall be paid when a sales and purchase agreement is executed by customer and Supplier.

5. Payment of Commission

Commission payment is to be paid by Supplier to Commercialization Partner or its designated Distributor or Distributor Affiliates within 10 days after Supplier receives full payment from customer.